UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2011

Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, CA 91361-3027

(Address of Principal Executive Offices)                        (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

                                 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on December 14, 2011, The Ryland Group, Inc. (the “Company”), through its subsidiaries Ryland Mortgage Company (“RMC”) and RMC Mortgage Corporation. (“RMCMC”), entered into a new $50.0 million warehouse line of credit with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”).  The information set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2011, RMC and RMCMC entered into a new $50.0 million warehouse line of credit with JPMorgan Chase.  The new JP Morgan Chase facility will be used to fund, and is secured by, mortgages originated by RMC and RMCMC, pending the sale of those mortgages by RMC and RMCMC.  The term of the new facility is through December 12, 2012.  Borrowings under the facility will bear interest at a rate equal to (a) 3.25% plus the 30-day LIBOR rate for loans being sold to JPMorgan Chase, (b) 3.75% plus the 30-day LIBOR rate for any jumbo or aged loans not being purchased by JPMorgan Chase and (c) 3.50% plus the 30-day LIBOR rate for any other loans not being purchased by JPMorgan Chase.

Under the terms of this new facility, RMC is required to maintain various financial and other covenants and satisfy certain requirements relating to the mortgages securing the facility.

A copy of the Master Repurchase Agreement for the new facility is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein.  The foregoing description of the Master Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

	Exhibit 10.1	Master Repurchase Agreement, dated as of December 14, 2011, between Ryland Mortgage Company and RMC Mortgage Corporation and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: December 20, 2011	By:	/s/ David L. Fristoe
David L. Fristoe
Senior Vice President, Corporate
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated as of December 14, 2011, between Ryland Mortgage Company and RMC Mortgage Corporation and JPMorgan Chase Bank, N.A.